                                                                    EXHIBIT 99.8

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders of
Trade Source International, Inc.
El Dorado Hills, California


We have audited the accompanying consolidated balance sheet of Trade Source International, Inc.(a California corporation) as of December 31, 1997 and the related consolidated statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trade Source International, Inc. and subsidiaries as of December 31, 1997 and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                  /s/ Campbell, Benn & Taylor
                                                      An Accountancy Corporation

February 13, 1998
Sacramento, California

                        TRADE SOURCE INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEET
                                December 31, 1997


                                     ASSETS
Current Assets:
   Cash                                                                                   $  219,662
   Accounts receivable:
     Trade, less allowance of $20,444 for doubtful accounts - Note 3                       3,817,794
     Other                                                                                     6,319
   Inventories - Note 3                                                                    3,045,737
   Prepaid expenses and other current assets                                                 202,379
   Prepaid income taxes                                                                         --
   Deferred taxes                                                                             56,586
                                                                                          ----------
           Total current assets                                                            7,348,477

   Deferred taxes                                                                             46,803
   Property and equipment, net - Notes 2 and 4                                               766,681
                                                                                          ----------
                                                                                          $8,161,961
                                                                                          ==========


                                           LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Cash overdraft                                                                         $  218,599
   Line of credit - Note 3                                                                   637,661
   Accounts payable                                                                        1,751,870
   Accrued payroll and profit sharing                                                        189,400
   Accrued expenses                                                                          249,417
   Income taxes payable                                                                      131,746
   Current portion of long-term debt                                                          17,496
                                                                                          ----------
           Total current liabilities                                                       3,196,189
Long-term debt, net of current portion  - Note 4                                             205,901
                                                                                          ----------
           Total liabilities                                                               3,402,090
                                                                                          ----------

Commitments and contingencies - Note 5

Shareholders' Equity:
   Common stock, no par value, 50,000 shares authorized, 1,343
     shares issued and outstanding                                                           145,165
   Retained earnings                                                                       4,614,706
                                                                                          ----------
           Total shareholders' equity                                                      4,759,871
                                                                                          ----------
                                                                                          $8,161,961
                                                                                          ==========


   The accompanying notes are an integral part of these financial statements.

                        TRADE SOURCE INTERNATIONAL, INC.

                        CONSOLIDATED STATEMENT OF INCOME
                      For The Year Ended December 31, 1997




Net sales                                              $ 24,669,618

Cost of sales                                            18,718,531
                                                       ------------

       Gross profit                                       5,951,087
                                                       ------------

Operating expenses:
   Sales and marketing expenses                             338,014
   General and administrative expenses                    3,572,787
                                                       ------------

       Total operating expenses                           3,910,801
                                                       ------------

Income from operations                                    2,040,286
                                                       ------------

Other income (expense):
   Interest income                                           15,274
   Interest expense                                        (219,948)
   Other                                                      8,681
                                                       ------------

       Total other income (expense)                        (195,993)
                                                       ------------

Income before provision for income taxes                  1,844,293
Provision for income taxes                                  604,653
                                                       ------------

       Net income                                      $  1,239,640
                                                       ============


   The accompanying notes are an integral part of these financial statements.



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



                        TRADE SOURCE INTERNATIONAL, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      For The Year Ended December 31, 1997






                                                              Common Stock
                                              -----------------------------------------------
                                                                                   Retained
                                                Shares            Amount           Earnings           Total
                                              -----------       -----------       -----------       -----------
Balance, December 31, 1996                         11,343       $   155,165       $ 3,658,416       $ 3,813,581

Distribution of TSI Prime common stock
   and retained earnings to stockholders          (10,000)          (10,000)         (283,350)         (293,350)

Net income                                           --                --           1,239,640         1,239,640
                                              -----------       -----------       -----------       -----------

Balance, December 31, 1997                          1,343       $   145,165       $ 4,614,706       $ 4,759,871
                                              ===========       ===========       ===========       ===========




   The accompanying notes are an integral part of these financial statements.

                        TRADE SOURCE INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      For The Year Ended December 31, 1997



Net income                                                        $ 1,239,640
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                                      60,609
     Net changes in:
       Accounts receivable                                         (1,254,365)
       Inventories                                                    312,280
       Prepaid expenses and other current assets                     (139,693)
       Accounts payable                                               156,813
       Accrued expenses                                               104,454
       Current and deferred income taxes payable                      177,944
                                                                  -----------
           Net cash provided by operating activities                  657,682
                                                                  -----------


Cash Flows From Investing Activities:
   Proceeds from sales of fixed assets                                  2,500
   Capital expenditures                                              (112,851)
                                                                  -----------
           Net cash used for investing activities                    (110,351)
                                                                  -----------

Cash Flows From Financing Activities:
   Increase in cash overdraft                                         218,599
   Net payments on line-of-credit                                  (1,183,780)
   Payments to shareholders for dissolution of TSI Prime             (293,350)
   Principal payments on long-term debt                                (1,773)
                                                                  -----------

           Net cash used for financing activities                  (1,260,304)
                                                                  -----------


Net decrease in cash                                                 (712,973)

Cash, beginning of year                                               932,635
                                                                  ===========
Cash, end of year                                                 $   219,662
                                                                  ===========

Cash paid for interest                                            $   219,948

Cash paid for income taxes                                        $   389,559


   The accompanying notes are an integral part of these financial statements.

                        TRADE SOURCE INTERNATIONAL, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1997




NOTE 1:  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Trade Source International, Inc. (the "Company") was incorporated in the State of California in 1984. The Company is a distributor of residential interior and exterior lighting fixtures and ceiling fan accessories, primarily to retail outlets and dealers.

         The 1997 consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Elitex Development, Ltd., and TSI Prime Asia, Ltd. The Company dissolved TSI Prime, a former subsidiary, and distributed the remaining assets to the shareholders in 1997. Significant intercompany accounts and transactions have been eliminated in consolidation.

         The following is a summary of significant accounting policies:

         CASH
         The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company also maintains accounts in banks located in foreign countries which are not federally insured. The Company has not experienced any loss in such accounts and believes it is not exposed to any significant cash risk.

         INVENTORIES
         Inventories, consisting entirely of finished goods, are stated at the lower of cost, determined on a weighted average method, or market.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the assets which range from 5 to 40 Years.

         INCOME TAXES
         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK
         The Company sells its products to customers located throughout the United States. Five customers accounted for 22%, 19%, 12%, 10%, and 10% of total sales. At December 31, 1997, accounts receivable were due from two major customers representing 15% and 10% of total accounts receivable. The Company performs ongoing credit evaluations of its customer's financial condition and generally does not require collateral. Management believes that an adequate allowance for doubtful accounts has been provided.





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






NOTE 1:  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         MAJOR SUPPLIERS
         The Company imports most of its products. Products purchased from one supplier were approximately 28% of purchases for the year ended December 31, 1997.

         REVENUE RECOGNITION
         The Company recognizes revenue at the time of shipment to the customer, net of allowances for estimated future returns.

         ESTIMATES AND ASSUMPTIONS IN THE PREPARATION OF FINANCIAL STATEMENTS The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



NOTE 2:  PROPERTY AND EQUIPMENT

         At December 31, 1997 property and equipment consisted of the following:


Land                                               $    86,801
Buildings                                              616,239
Equipment and vehicles                                 403,112
Furniture and fixtures                                 100,675
                                                   -----------
                                                     1,206,827
     Less accumulated depreciation                    (440,146)
                                                   -----------
                                                   $   766,681
                                                   ===========


         Depreciation expense for the year ended December 31, 1997 was $60,609.



NOTE 3:  LINE OF CREDIT

         The Company has a $4,500,000 revolving credit agreement with a bank which expires in May 1998. Borrowings bear interest at the prime rate (8.5% at December 31, 1997) and are collateralized by accounts receivable and inventory. At December 31, 1997, $637,661 was outstanding under this agreement. The agreement contains certain restrictive covenants which, among other things, require the Company to maintain specified levels of working capital, debt to equity, and profitability.




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




NOTE 4:  NOTE PAYABLE

         The Company has a note payable to the U.S. Small Business Administration ("SBA") loan which bears interest at 9.7%, principal payments of $1,458 plus interest are due monthly through May 2010. The SBA loan is personally guaranteed by certain shareholders and is collateralized by land and buildings with a net book value of $579,793 at December 31, 1997. Principal maturities are due as follows:

         1998                                                       $  17,496
         1999                                                          17,496
         2000                                                          17,496
         2001                                                          17,496
         2002                                                          17,496
         Thereafter                                                   135,917
                                                                    ---------

              Total                                                 $ 223,397
                                                                    =========




NOTE 5:  LEASE COMMITMENTS

         The Company leases certain facilities under non-cancelable operating leases. Rent expense of $293,728 was charged to operations during the year ended December 31, 1997.

         Future minimum rental commitments under non-cancelable leases as of December 31, 1997, are as follows:

         1998                                                $   283,029
         1999                                                     18,000
                                                             -----------
                                                             $   301,029
                                                             -----------


NOTE 6:  INCOME TAXES

         Income from operations before provision for income taxes at December 31, 1997 consisted of:

                 U.S. Income                              $ 1,180,661
                 Non U.S. Income                              663,632
                                                          -----------
                                                          $ 1,844,293
                                                          ===========

         The provision for income taxes consisted of the following for the year ended December 31, 1997:

Currently payable:
    Foreign                                             $ 112,745
    Federal                                               470,502
    State                                                 117,786
                                                        ---------
                                                          701,033
                                                        ---------
Deferred income taxes:
    Federal                                               (93,889)
    State                                                  (2,491)
                                                        ---------
                                                          (96,380)
                                                        ---------
Total provision for income taxes                        $ 604,653
                                                        =========

         The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company's effective tax rate for financial statements purposes.

             Statutory tax rate                                                 34.0%
             State and local taxes, net of Federal benefit                       4.1%
             Non U.S. income                                                   (12.2)%
             Non U.S. taxes                                                      6.1 %
             Other                                                                .8%
                                                                     ---------------

                  Effective tax rate                                            32.8%


         Deferred tax assets at December 31, 1997 consist of the following temporary tax differences:


             Description
                Allowance for doubtful accounts                       $       7,321
                Inventory                                                    41,946
                Depreciation                                                 46,803
                State tax deduction                                           7,319
                                                                      -------------

                                                                      $     103,389
                                                                      =============



NOTE 7:  PROFIT SHARING PLAN

         The Company has a profit sharing plan for certain eligible employees. The Company may make discretionary contributions to the Plan. During the year ended December 31, 1997, the Company's contribution expense was $120,000.



NOTE 8: EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT

         On July 1, 1998, the Company was acquired by Craftmade International, Inc. All of the Company's stock was purchased from shareholders for cash of $3,621,050 and 655,907 shares of Craftmade common stock.

                        TRADE SOURCE INTERNATIONAL, INC.

                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
               FOR THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)

                                                                     1998
                                                                 ------------

 Net Sales                                                       $ 16,164,871
 Cost of sales                                                     13,478,083
                                                                 ------------
     Gross profit                                                   2,686,788
                                                                 ------------

 Operating expenses:
     Sales and marketing expenses                                     208,763
     General and administrative expenses                            1,628,050
                                                                 ------------
       Total operating expenses                                     1,836,813
                                                                 ------------

 Income from operations                                               849,975
                                                                 ------------

 Other income (expense):
     Interest expense, net                                            (20,596)
     Equity in income of 50% owned subsidiary                         511,761
     Other                                                           (174,054)
                                                                 ------------
       Total other income                                             317,111
                                                                 ------------

 Income before provision for income taxes                           1,167,086
 Provision for income taxes                                           420,151
                                                                 ------------
     Net Income                                                  $    746,935
                                                                 ============



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

                        TRADE SOURCE INTERNATIONAL, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                           JUNE 30, 1998 (UNAUDITED)



                                                                                    1998
                                                                                 -----------

ASSETS
Current assets:
    Cash                                                                         $  1,663,885
    Accounts receivable:
      Trade, less allowance for doubtful accounts of $200,433                       5,332,577
      Other                                                                           417,741
    Inventories                                                                     2,522,262
    Prepaid expenses and other                                                        534,710
                                                                                 ------------
         Total current assets                                                      10,471,175

    Property and equipment, net                                                       296,075
    Equity investment in 50% owned subsidiary                                         161,282
                                                                                 ------------
                                                                                 $ 10,928,532
                                                                                 ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Line of credit                                                               $    906,535
    Accounts payable                                                                3,355,247
    Income taxes payable                                                              491,937
    Accrued expenses                                                                  665,422
                                                                                 ------------
         Total current liabilities                                                  5,419,141
                                                                                 ------------

Shareholders' equity:
    Common stock, no par value, 50,000 shares authorized,
      1,343 shares issued and outstanding                                              92,337
    Additional paid-in capital                                                         55,413
    Retained earnings                                                               5,361,641
                                                                                 ------------
         Total shareholders' equity                                                 5,509,391
                                                                                 ------------
Commitments and contingencies
                                                                                 $ 10,928,532
                                                                                 ============



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


                        TRADE SOURCE INTERNATIONAL, INC.

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)


                                                                          1998
                                                                      ------------

Net cash provided by operating activities                             $  1,188,130
                                                                      ------------

Cash flows from investing activities:
    Proceeds from sale of land and building                                100,000
    Capital expenditures                                                  (111,374)
                                                                      ------------
      Net cash provided by investing activities                            (11,374)
                                                                      ------------

Cash flows from financing activities:
    Net proceeds from line of credit                                       267,467
                                                                      ------------

Net increase in cash                                                     1,444,223
Cash at beginning of period                                                219,662
                                                                      ------------
Cash at end of period                                                 $  1,663,885
                                                                      ============

Supplemental disclosures of cash flow information:
    Cash paid during the six months for:
      Interest                                                        $     56,765
                                                                      ============
      Income taxes                                                    $     59,960
                                                                      ============

TRADE SOURCE INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 - Basis of Preparation and Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and include all adjustments which are, in the opinion of management, necessary for a fair presentation. The condensed consolidated financial statements include the accounts of TSI and its subsidiaries. Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. TSI believes that the disclosures are adequate to make the information presented not misleading. The financial data for the interim period may not necessarily be indicative of results to be expected for the year.

Note 2 - 50% Owned Subsidiary

In January 1998, TSI entered into an agreement to purchase 50% of the issued and outstanding shares of common stock of Prime Home Impressions LLC ("PHI") for $10,000. PHI is a wholesale distributor of ceiling fan accessories. TSI accounts for its investment on an equity basis. Thus, TSI's equity in the net income of PHI was $511,761 and has been reflected in the accompanying unaudited condensed consolidated statement of income. Summary details of PHI's operating results for the six months ended June 30, 1998 are as follows:

          Net sales                $4,630,585
          Cost of sales             3,499,107
                                   ----------
           Gross profit             1,131,478

          Selling, general
           and administrative         107,957
                                   ----------
           Net income              $1,023,521
                                   ==========


Note 3 - Disposition of Assets

On June 30, 1998, TSI sold its land and office building to a then majority shareholder of TSI. This transaction resulted in a loss on the disposition of the building of $227,925 and is reflected in the accompanying condensed consolidated statement of income for the six months ended June 30, 1998.


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